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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement filed on Form S-4 of our report dated February 4, 2000, on our audits of the financial statements of Ferronor S.A. (a Chilean corporation and subsidiary of RailAmerica) included in the RailAmerica, Inc. Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this Registration Statement.


/s/ Arthur Anderson-Langton Clarke

ARTHUR ANDERSON-LANGTON CLARKE

Santiago, Chile
December 13, 2001